UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Image Entertainment, Inc.

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NOTICE OF FISCAL 2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
PROPOSAL 2
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)
PROPOSAL 3
AUDIT COMMITTEE REPORT (1)
NOMINATIONS AND GOVERNANCE COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
ANNUAL REPORT TO STOCKHOLDERS/FORM 10-K
VOTING ELECTRONICALLY VIA THE INTERNET OR TELEPHONE
OTHER BUSINESS

IMAGE ENTERTAINMENT, INC.
20525 Nordhoff Street, Suite 200
Chatsworth, California 91311
NOTICE OF FISCAL 2008 ANNUAL MEETING OF STOCKHOLDERS
To be held October 17, 2008
Dear Stockholder:
You are cordially invited to attend our annual meeting of stockholders at the corporate offices of Image Entertainment, Inc., located at 20525 Nordhoff Street, Suite 200, Chatsworth, California, on Friday, October 17, 2008, at 10:00 a.m. local time. The business of the annual meeting will be to:
•	Elect our Class II directors,
•	Approve the 2008 Stock Awards and Incentive Plan,
•	Ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009,
•	Review the status of our business, and
•	Discuss and resolve any other matters that properly come before the meeting.
A proxy statement and a proxy card are enclosed with this notice. The proxy statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares. You may vote your shares in person at the annual meeting or by using the enclosed proxy card.
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from the record holder.
Stockholders of record as of the close of business on August 21, 2008 will be entitled to vote at the meeting, or any adjournments of the meeting.
By Order of the Board of Directors,
MICHAEL B. BAYER, ESQ.
Corporate Secretary
Chatsworth, California
August 22, 2008
Whether or not you plan to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Signing and returning a proxy will not prevent you from voting in person at the meeting.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF
IMAGE ENTERTAINMENT, INC.
To Be Held on October 17, 2008
Where and when is the Annual Meeting? Our annual meeting of stockholders will be held at the corporate offices of Image Entertainment, Inc., located at 20525 Nordhoff Street, Suite 200, Chatsworth, California, on Friday, October 17, 2008, at 10:00 a.m. local time.
Why did I receive these materials? You received this Proxy Statement because you held shares of our common stock on August 21, 2008, the record date fixed by our Board of Directors, and you are entitled to vote at the annual meeting. This Proxy Statement will be mailed beginning approximately September 2, 2008. A copy of our fiscal 2008 Annual Report will also be mailed to stockholders beginning approximately September 2, 2008. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report is not incorporated into, and should not be deemed part of, this Proxy Statement.
Who can attend the annual meeting? Only stockholders as of the record date, their authorized representatives, and invited guests will be able to attend the annual meeting.
Who is entitled to vote? Only holders of record of our common stock at the close of business on August 21, 2008, the record date, are entitled to vote at the annual meeting. Each share is entitled to vote on each matter properly brought before the meeting. As of the record date, there were 21,855,718 shares of our common stock outstanding and no shares of preferred stock outstanding.
Who are the proxies? The Board of Directors of the Company has appointed Martin W. Greenwald, our Chairman of the Board, and Ira S. Epstein, our Director, to serve as proxies at the annual meeting. When you fill out your proxy card and return it, or if you vote electronically, you will be giving the proxies your instruction on how to vote your shares at the annual meeting.
How do I vote if I am a registered stockholder? You may vote in person or by proxy. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person. If you are a registered holder, you can vote your proxy card by mail or in person at the annual meeting. If you choose to vote by mail, mark your proxy card enclosed with this Proxy Statement, date and sign it, and mail it in the postage-paid envelope. If you wish to vote in person, you can vote the proxy card in person at the annual meeting.
How do I vote electronically? In addition to voting in person or by completing and mailing the proxy card, you may vote by using the Internet or by telephone. If you wish to vote via the Internet, go to www.proxyvote.com and follow the instructions given. You will need your proxy card in hand when you access the website. Or, you can vote via telephone by calling 1-800-690-6930. You will need your proxy card in hand when you call that number. You may vote via the Internet or telephone up until 11:59 p.m. Eastern Time the day before the annual meeting.
How do I specify how I want my shares voted? If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the Board of Directors on that proposal.
How do I vote if I am a beneficial stockholder? If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy card issued in your name.

What items will be voted upon at the annual meeting? The following items will be voted upon at the annual meeting:
(1)	the election of our Class II directors,

(2)	the approval of the 2008 Stock Awards and Incentive Plan,

(3)	the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2009, and

(4)	any other matters that properly come before the meeting.
The Board of Directors does not currently know of any other matters that may be brought before the meeting for a vote. However, if any other matters are properly presented for action, it is the intention of the persons named on the proxy card to vote on them according to their best judgment.
What are the Board of Directors’ voting recommendations? For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors unanimously recommends a vote FOR the election of all nominees for Class II directors proposed by our Board (Proposal 1) and FOR the proposed 2008 Stock Awards and Incentive Plan (Proposal 2). The Board of Directors has ratified the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 31, 2009, which selection was made by the Company’s Audit Committee. The Board of Directors recommends a vote FOR the ratification of the auditors (Proposal 3).
How can I provide my comments to the Company? We urge you to let us know your feelings about the Company or to bring a particular matter to our attention by writing directly to us at Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Corporate Secretary.
How many votes are needed to have the proposals pass? A plurality of the votes cast at the annual meeting is required to elect directors and ratify the selection of the auditors.
How are the votes counted? You will have one vote for each share of our common stock that you owned on the record date. If the proxy card is properly executed and returned prior to the annual meeting, the shares of common stock it represents will be voted as you instruct on the proxy card. If a proxy card is unmarked, or if you indicate no vote, the shares of common stock it represents will be voted FOR the election of directors recommended by the Board, FOR the proposed 2008 Stock Awards and Incentive Plan and FOR the ratification of the auditors selected by the Audit Committee.
Abstentions. Abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not constitute a vote “FOR” or “AGAINST” any matter, and thus will be disregarded in the calculation of a plurality or of shares voting or votes cast on any matter submitted to the stockholders for a vote.
Broker Non-Votes. Broker non-votes, meaning shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy card that the broker or nominee does not have discretionary power to vote on a particular matter, will be counted as present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy card that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present for quorum purposes and may be entitled to vote on other matters.
Quorum for Election of Directors. A majority of the shares of common stock outstanding on the record date, represented in person or by proxy, will constitute a quorum at the annual meeting. Assuming a quorum is present, the nominees receiving the highest number of votes will be elected as directors. Votes against a candidate have no legal effect. The holders of a majority of the shares of common stock voting could elect all of the directors.
Approval of the Proposed 2008 Stock Awards and Incentive Plan. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and voting at the annual meeting is required to approve the proposed stock awards and incentive plan. The shares affirmatively voted must also constitute at least a majority of the required quorum and of the votes cast.

How can I revoke my proxy? You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:
(1)	giving timely written notice of the revocation to our Corporate Secretary,

(2)	executing and delivering a proxy card with a later date, or

(3)	voting in person at the meeting.
How do I designate my proxy? If you wish to give your proxy to someone other than the persons named on the proxy card, you may cross out all of their names and insert the name or names of another person. The signed proxy card must be presented at the meeting by the person you have designated on the proxy card.
How would my proxy be voted on other matters? The persons named on the proxy card will have discretionary authority to vote on business other than Proposal 1 (the election of directors), Proposal 2 (2008 Stock Awards and Incentive Plan) and Proposal 3 (ratification of auditors) as may properly come before the annual meeting.
Who will pay for the costs involved in the solicitation of proxies? We will pay all costs of preparing, assembling, printing and distributing the proxy materials. Our employees, officers and directors may, for no additional compensation, solicit proxies on behalf of the Board of Directors through the mail, in person and by telecommunications. Upon request, we will reimburse brokerage firms and other record holders for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

BOARD OF DIRECTORS
Our Board of Directors, which is elected by our stockholders, is our ultimate decision-making body except with respect to those matters reserved to our stockholders. The Board selects the officers who are charged with the conduct of our business, and has responsibility for establishing broad corporate policies and for our overall performance. The Board is not involved in operating details on a day-to-day basis. The Board is advised of our business through regular reports and analyses and discussions with our principal executive officer and other officers.
Directors
The following persons are members of our board of directors (“Board”). Each successor director shall hold office for a three-year term, until a successor is duly elected and qualified or until his earlier death, resignation or removal from office. The directors were elected into the classes below at the 2006 Annual Meeting and served for an initial term of one year for Class I directors, two years for Class II directors and three years for Class III directors. The Class I directors were up for election at the 2007 Annual Meeting, Class II directors will be up for election at the 2008 Annual Meeting and Class III directors will be up for election at the 2009 Annual Meeting.

	Director		Principal Occupation and Business Experience During Past Five Years and Other
Name	Class	Age	Directorships
Martin W. Greenwald	III	66	Mr. Greenwald has served as our Chairman of the Board since 1981. From March 2008 to 1981, Mr. Greenwald also served as President and Chief Executive Officer. During his tenure, we have transitioned from a leading independent laserdisc distributor, to a leading independent DVD distributor, and a cutting edge supplier of digital home entertainment. Mr. Greenwald was previously involved with the Digital Video Disc Group (now known as the Digital Entertainment Group), and previously chaired the Laserdisc Association/Optical Video Disc Association. He has been a guest lecturer at the USC Marshall School of Business and UCLA Anderson School of Management, and has been a guest speaker or panelist at numerous home video entertainment events. From 1990 to 1998, Mr. Greenwald served on the board of directors of The Entertainment Industry Foundation. He has been honored with the Visionary Award from the Entertainment AIDS Alliance, has served as director of the Permanent Charities Committee of the Entertainment Industries, and is an active supporter of Cedars Sinai Hospital’s United Hostesses Charities and Didi Hirsch Community Mental Health Centers. Mr. Greenwald is a graduate of Fairleigh Dickinson University.

David Coriat	II	58	Mr. Coriat has served as a member of our Board since 2005. Since 1986, Mr. Coriat has served as Executive Vice President, Chief Financial Officer and director of Slaight Communications Holdings Inc. (formerly Standard Broadcasting Corporation Limited), the largest privately-owned multi-media company in Canada, prior to the sale of its broadcasting assets in October 2007, and one of our largest stockholders. Prior to joining Standard Broadcasting, Mr. Coriat enjoyed a successful career with an international accounting firm providing accounting advice to financial institutions, performing special investigations and feasibility studies.

Ira Epstein	II	76	Mr. Epstein has served as a member of our Board since 1990. Mr. Epstein is an entertainment attorney representing high-profile clients in the television and motion picture industries, as well as related businesses throughout the entertainment industry. Mr. Epstein has been Of Counsel to the international law firm of Greenberg Traurig, LLP since June 2002. From 1993 to June 2002, he was Of Counsel to the Beverly Hills entertainment law firm Weissmann, Wolff, Bergman, Coleman, Silverman & Holmes, LLP. From 1975 to 1993, Mr. Epstein was the managing partner of the entertainment law firm Cooper, Epstein & Hurewitz. He has held officer and director positions in numerous corporations, formerly served as a Member of the Board of Trustees of the San Diego Arts Performance League, currently serves as a member of the Board of Directors of the North Coast Repertory Company, where he served as Vice President prior to serving as President for the past four years, and serves as a member of the San Dieguito Planning Group, the North San Diego zoning and land use advisory group to the San Diego Board of Supervisors. Mr. Epstein obtained his J.D. from University of Nebraska College of Law, and was a Captain in the Judge Advocate General Air Force.

Gary Haber	III	62	Mr. Haber has served as a member of our Board since 2005. Mr. Haber is a respected 30-year entertainment industry Certified Public Accountant. Since its founding in 1977, Mr. Haber has served as principal of Haber Corporation Certified Public Accountants, providing financial and business management services to top internationally-recognized artists in the music and entertainment industry. Haber Corporation also offers a variety of other services, including royalty participation accounting, royalty compliance audits, publishing administration, concert tour accounting, and valuations of copyrights and masters. Mr. Haber has spoken in the past at the Southern Regional Entertainment and Sports Law Seminar, and guest lectured at UCLA. He serves as President of the Nashville Screenwriters Conference, Treasurer and a member of the Board of Directors of the Association of Independent Music Publishers (AIMP), and serves on the Boards of Directors of the Alliance of Artists Recording Companies (AARC), and the Academy of Country Music. Mr. Haber has a B.S. in Accounting from Long Island University.

	Director		Principal Occupation and Business Experience During Past Five Years and Other
Name	Class	Age	Directorships
M. Trevenen Huxley	I	56	Mr. Huxley is a leading digital media consultant who has served as a member of our Board since 1998 and previously as a consultant for our digital rights subsidiary, Egami Media, Inc. (“Egami”), from April 2005 through November 2006. In 1990, Mr. Huxley co-founded Muze Inc., which became the leading entertainment product database in the United States, served as its President and Chief Executive Officer from 1992 to March 1998, and its Executive Vice President for Business Development until November 2002. He led the technology team that developed and deployed over 5,000 entertainment information kiosks in retail music, book and video stores throughout the U.S. and spearheaded efforts that led to the use of Muze data by most of the major Internet entertainment retailers and portal sites, including Amazon and Yahoo! From 1998 to 2000, Mr. Huxley served as Co-Chair of an EC project funded under the European Commission Info 2000 Program, which developed an analysis of the requirements for metadata for e-commerce in intellectual property in the network environment. He serves on the Board of Directors of The Center for Social and Emotional Education, a non-profit organization based in New York City.

Robert J. McCloskey	I	60	Mr. McCloskey has served as a member of our Board since 2002. Mr. McCloskey is retired after acting as President and Chief Executive Officer of Shopcast Television (TV) since 2006. From 1987 to 2004, Mr. McCloskey served as Chairman of the Home Entertainment Group of Standard Broadcasting, as well as President and Chief Executive Officer of Video One Canada Limited. Prior to joining Standard Broadcasting, he spent 17 years in the consumer products industry in numerous senior domestic and international assignments with General Foods, Pepsico, Rothmans International and Nabisco. Mr. McCloskey has a B.S. from Cornell University and an M.B.A. from York University.
Executive Officers
The following persons are our executive officers, having been elected to their respective offices by our Board. The term of office for Messrs. Bromiley and Eiberg commenced on April 1, 2008, the beginning of fiscal year 2009.

Name	Age	Position
Current Executive Officers

David Borshell	43	President

Jeff M. Framer	47	Chief Financial Officer

William “Bill” V. Bromiley	45	Chief Acquisitions Officer

Derek “Rick” Eiberg	41	Executive Vice President, Operations and Chief Technology Officer

Former Executive Officer

Martin W. Greenwald	66	Former President and Chief Executive Officer

Jeffrey Fink	50	Former Chief Marketing Officer

(1)	See “Directors” above for Mr. Greenwald’s biography.
Executive officers serve at the pleasure of our Board. There is no family relationship between any executive officer or director. The following is a brief description of the business experience of each of our executive officers during the past five years:
Mr. Borshell has served as our President and principal executive officer since April 2008. Previously he served as our Chief Operating Officer from July 2000 to March 2008 and Senior Vice President, Sales, Marketing and Operations from December 1994 to June 2000. Prior to 1994, Mr. Borshell held various positions with us, starting as an Account Executive in February 1986. Mr. Borshell is a contributor to the Digital Entertainment Group, an industry trade association devoted to fostering consumer awareness of the DVD format, as well as future digital home entertainment formats.

Mr. Framer has served as our Chief Financial Officer since April 1993. Previously, he served as our Controller from September 1990 to March 1993. Mr. Framer was a Senior Manager, at KPMG LLP, from July 1989 to September 1990; and a Manager, KPMG LLP, from July 1988 to June 1989. Mr. Framer received his B.S. in Business Administration and Accounting Theory and Practice from California State University at Northridge in 1984. Mr. Framer is a Certified Public Accountant.
Mr. Bromiley has served as our Chief Acquisition Officer since April 2008. Previously he led the Company’s feature film initiative as a consultant from June 2007 until he was hired by Image in January 2008 as its Senior Vice President, Acquisitions. From November 1999 to May 2007, Mr. Bromiley held the position of President of First Look Home Entertainment, a division of First Look Studios. Prior to that, he spent two years as President of Maple Palm Productions and nine years working for Roger Corman’s Concorde/New Horizon Pictures Corp. where he oversaw all theatrical distribution and co-created the home entertainment division.
Mr. Eiberg has served as our Executive Vice President, Operations and Chief Technology Officer since April 2008. He is in charge of the Company’s supply chain, distribution and technology. In April 2003, Mr. Eiberg began his employment at Image as Vice President, Information Technology and in June 2005 he assumed the role of Senior Vice President, Operations. Prior to joining Image, Mr. Eiberg spent 11 years at Bell Industries, a distributor, manufacturer and service provider, managing information technology and operations as its Vice President, Technology.
Mr. Fink served as our Chief Marketing Officer from January 2007 to June 2007.
Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), the directors, executive officers and the beneficial holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the SEC. Based solely on our records and written representations from certain of these persons, we believe that during fiscal year 2008 all applicable Section 16(a) filing requirements were met, with the following exception. An affiliate of the Company, a 27.77% shareholder, Image Investors Company, disclosed on a Form 4 filed on June 23, 2008 the exercise of a warrant for common stock of the Company. The exercise occurred on March 21, 2008, and accordingly, the Form was not timely filed.
Code of Ethics and Governance Guidelines
Our Board has adopted a Code of Conduct that applies to all company directors, officers and employees. Our Code of Ethics Policy, which is applicable to all employees, including our principal executive officer and principal financial officer, as well as our Insider Trading Policy, Corporate Governance Guidelines, the written Charters for our Audit, Compensation, and Nominations and Governance Committees, as well as periodic and current reports filed with the SEC are available on our website, www.image-entertainment.com, and are available in print to any shareholder upon request. Amendments and waivers, if any, will be disclosed on our website. Such information is incorporated herein by reference.
Director Independence
The Board has determined for fiscal year 2008 that David Coriat, Ira S. Epstein, Gary Haber, M. Trevenen Huxley and Robert J. McCloskey are “independent” as that term is used in NASDAQ Marketplace Rule 4200(a)(15). There are no family relationships among or between any of our directors, executive officers or key employees.
Committees of the Board and Attendance at Meetings
Our Board meets on a regular basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their respective areas of responsibility.
Although the full Board considers our major decisions, the Board has established an Audit Committee, a Compensation Committee, and a Nominations and Governance Committee to more fully address certain areas of importance to Image. In September 2005, the Board also established a Special Committee to address an unsolicited proposal from Lions Gate Entertainment and other alternatives to maximize stockholder value. The last Special Committee meeting was held in November 2006, at which time the committee deferred future decisions to the full Board and officially disbanded the Special Committee. The Board has appointed individuals from among its members to serve on the remaining three committees. The membership of each of these four committees is composed entirely of independent directors.

In fiscal 2008, the Audit Committee held a total of five committee meetings, which consisted of one special meeting and four regular meetings. Three of the meetings were attended by all of the members and two were attended by all of the members except one, but a quorum was present. The Compensation Committee held three special meetings attended by all of its members. The Nominations and Governance Committee held one special meeting attended by all of its members. The Special Committee did not hold meetings during fiscal 2008. No other committee meetings were held. All other committee business was transacted in executive session of meetings of the full Board.
Audit Committee. Our Audit Committee for fiscal 2008 was comprised of Messrs. Haber, Coriat and Epstein. Our Board has determined that Mr. Haber, the fiscal 2008 Chairman of the Audit Committee, meets the requirements of “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. As provided in the Audit Committee’s charter adopted on June 5, 2000, revised and readopted on December 18, 2003, and filed in our proxy statement for fiscal 2004, the Audit Committee’s primary functions are to:
(1)	monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance,
(2)	select our independent auditors, monitor the independence and performance of our independent auditors and internal auditing department, and
(3)	provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.
Compensation Committee. Our Compensation Committee for fiscal 2008 was comprised of Messrs. Epstein and McCloskey (Chairman). The Compensation Committee’s primary functions are to review and approve salaries, bonuses and other compensation payable to our executive officers. In addition, the Compensation Committee administers our 2004 Incentive Compensation Plan, 1998 Incentive Plan, and employee benefit plans other than our 1994 Eligible Directors Stock Option Plan. For more information on this matter, please refer to our “Compensation Committee Report on Executive Compensation.”
Nominating and Governance Committee. Our Nominating and Governance Committee for fiscal 2008 was comprised of Messrs. McCloskey and Coriat (Chairman). This committee’s primary function is to review and recommend our potential director candidates and corporate governance matters. Prior to formation of this committee, this function was previously assumed exclusively by independent directors of the Board voting in executive session.
The charter of the Nominating and Governance Committee, which was filed in our proxy statement for fiscal 2005, states that the committee will consider Board candidates recommended for consideration by our stockholders, provided the stockholders present information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act, and other applicable rules and regulations. Recommendation materials are required to be sent to the committee, c/o Robert McCloskey, at our corporate address. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for the members of our Board to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board.
The Nominating and Governance Committee considers director candidates that are suggested by members of the Board, as well as management and stockholders.  Although it has not previously done so, the committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviewing the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.  The committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals.
Annual Meeting Attendance. We have adopted a policy encouraging attendance by the Board, if practicable and time permitting, at our stockholder annual meetings, either in person, by telephone or by other similar means of live communication including video conference or webcast. All of our directors attended our Fiscal 2007 Annual Meeting of Stockholders held on March 28, 2008.

Executive Sessions of Non-Management Directors. Our non-management directors also meet in executive sessions on an as needed basis.
Communications with Directors
Stockholders may communicate with the Board or to one or more individual members of the Board by writing Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Corporate Secretary. As appropriate, communications received from stockholders are forwarded directly to the Board, or to any individual member or members, depending on the facts and circumstances outlined in the communication. The Board has authorized the Secretary, in his discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Secretary pursuant to the policy will be made available to any non-management director upon request.
Compensation Committee Interlocks and Insider Participation
None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our policy on related-party transactions is included in our revised Code of Conduct, which has been reviewed and approved by the Board effective as of June 19, 2007. Our policy states that each executive officer, director or nominee for director will disclose to the Audit Committee of the Board the following information regarding a related-person transaction for review, approval or ratification by the Audit Committee: (i) the name of the related-person (as defined by Item 404(a) of Regulation S-K under the Exchange Act), and if he or she is an immediate family member of an executive officer, director or nominee for director, the nature of such relationship; (ii) the related-person’s interest in the transaction; (iii) the approximate dollar value of the amount involved in the transaction; (iv) the approximate dollar value of the amount of the related-person’s interest in the transaction; and (v) in the case of indebtedness, the largest total amount of principal outstanding since the beginning of our last fiscal year, the amount of principal outstanding as of the latest practicable date, the amount of principal paid since the beginning of our last fiscal year, and the rate or amount of interest payable on the indebtedness.
The Audit Committee’s decision whether or not to approve or ratify the related-party transaction is made in light of its determination as to whether consummation of the transaction is believed by the Audit Committee to not be or have been contrary to our best interests. The Audit Committee may take into account the effect of a director’s related-person transaction on such person’s status as an independent member of our Board and eligibility to serve on Board committees under SEC and stock exchange rules.
Gary Haber, a member of our Board of Directors and principal of Haber Corporation, manages artists, some of which are among Image’s content providers. Haber Corporation receives fees from certain of these content providers based upon a percentage of royalty payments paid to such content providers by Image. Image’s royalty payments to these content suppliers are based upon a contractual percentage of net revenues derived from the distribution of the content suppliers’ entertainment programming. The royalties paid to these content suppliers in consideration for the distribution of their content, in the opinion of management, is fair and reasonable, and is on terms no less favorable than terms generally available to other third-party content suppliers under the same or similar circumstances.
Dale Borshell, the mother of David Borshell, our President, is a travel agent at Travel Syndicate. For many years, we have used Travel Syndicate nearly exclusively for our corporate travel needs. We paid Travel Syndicate approximately $17,000 for travel services during fiscal 2008. The fees paid to Travel Syndicate for travel services were, in the opinion of management, fair and reasonable, and as favorable to us as those which could have been obtained through or from unrelated third parties.
David Coriat, a member of our Board, currently serves as Executive Vice President of Slaight Communications. Slaight Communcations (formerly Standard Broadcasting Corporation Limited, once the largest privately owned mulit-media company in Canada and then-owner of our exclusive content distributor in Canada) currently holds 1,542,283 shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of July 11, 2008, with respect to the beneficial ownership of shares of our common stock owned by (i) each person, who, to our knowledge based on Schedules 13G or 13D filed with the SEC, is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a director, (iii) each Named Executive Officer, and (iv) all of our current directors and executive officers as a group. Unless indicated otherwise below, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity.

		Percent of
	Shares of Common Stock	Common
Name of Beneficial Owner	Beneficially Owned(1)	Stock(2)
Image Investors Co.(3)	6,069,767	27.77%
MMCAP International Inc., SPC and MM Asset Management Inc.(4)	2,488,417	11.39%
Standard Broadcasting Corp. Ltd. (now known as Slaight Communications Holdings Inc.)(5)	1,542,283	7.06%
Martin W. Greenwald(6)	1,321,604	5.91%
David Borshell(7)	357,657	1.61%
Jeff M. Framer(8)	292,031	1.32%
Ira S. Epstein(9)	72,904	*
Rick Eiberg(10)	57,500	*
M. Trevenen Huxley(11)	44,904	*
Robert J. McCloskey(12)	33,184	*
Gary Haber(13)	28,884	*
David Coriat(14)	8,184	*
Bill Bromiley	-0-	*
Jeffrey Fink	-0-	*
All current directors and executive officers as a group (10 persons)	2,216,852	9.57%

*	Less than 1%
Notes to Beneficial Ownership Table:

(1)	The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws. Except as noted below, each owner’s mailing address is c/o Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, California 91311.

(2)	On July 11, 2008, there were 21,855,718 shares of our common stock, $.0001 par value, outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of, or vesting within, 60 days after July 11, 2008, is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.

(3)	The mailing address of Image Investors Co. is 21 Main Street – Suite 202, Hackensack, New Jersey 07601. All of the shares of common stock are held of record by Image Investors Co. (“IIC”). The shares of common stock listed in the table as beneficially owned by IIC may also be deemed to be beneficially owned by John W. Kluge and Stuart Subotnick by virtue of their being directors, executive officers and the only stockholders of IIC. With respect to these shares, Messrs. Kluge and Subotnick share voting and investment powers. Ownership based on information provided on Amendment No. 17 (filed June 23, 2008) to Schedule 13D dated July 18, 1988, filed with the SEC on behalf of IIC.

(4)	The mailing address of MMCAP International Inc. SPC is P.O. Box 32021, SMB, Admiral Financial Centre, 90 Fort Street, Grand Cayman, Cayman Islands BWI. The mailing address of MM Asset Management Inc. is 120 Adelaide Street West, Suite 2601, Toronto, Ontario, Canada M5H 1T1. The information provided herein is based on information provided on Amendment No. 2 (filed March 10, 2008) to Schedule 13G, dated July 16, 2007, filed with the SEC on behalf of MMCAP International Inc. SPC and MM Asset Management Inc. The parties share voting and dispositive power with respect to the shares indicated as beneficially owned by them.

(5)	The mailing address of Standard Broadcasting Corporation Limited (now known as Slaight Communications Holdings Inc.) is 2 St. Clair Avenue West, Suite 1100, Toronto, Ontario, Canada M4V 1L6. Ownership based on information provided on Amendment No. 2 (filed May 11, 2006) to Schedule 13G dated September 25, 2002, filed with the SEC on behalf of Standard Broadcasting Corporation Limited.

(6)	Includes vested options to purchase 499,500 shares of common stock and 1,030 shares owned by MomAnDad, Inc., of which Martin W. Greenwald is a 50% owner.

(7)	Includes vested options to purchase 337,250 shares of common stock.

(8)	Includes vested options to purchase 273,250 shares of common stock.

(9)	Includes vested options to purchase 55,000 shares of common stock.

(10)	Includes vested options to purchase 57,500 shares of common stock.

(11)	Includes vested options to purchase 25,000 shares of common stock.

(12)	Includes vested options to purchase 30,000 shares of common stock.

(13)	Includes vested options to purchase 25,000 shares of common stock.

(14)	Includes vested options to purchase 5,000 shares of common stock.
Change in Control
For a discussion of the terminated merger transaction, please refer to “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Recent Events” and other information regarding the terminated merger transaction included in the 2008 Form 10-K.
Equity Compensation Plans
The following table sets forth certain information as of March 31, 2008 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders:

	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon	exercise price of	available for future issuance under
	exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities referenced in
Plan Category	warrants and rights (1)	and rights	the first column)
Equity compensation plans approved by security holders	2,124,081	3.509	418,875
Equity compensation plans not approved by security holders:
Compensatory warrants issued to service providers (2)	1,000,000	4.250	—

Total	3,124,081	3.746	418,875

Notes to Equity Compensation Plans Table:

(1)	Includes options granted to employees and directors.

(2)	In August 2006, we issued a five-year warrant in connection with a convertible debt financing to an investor to purchase up to 1,000,000 shares at $4.25 per share.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Bylaws provide for a Board consisting of a minimum of four and a maximum of nine directors, with the current number set by the Board at six. The persons named in the enclosed proxy intend to vote the proxy for the election of each of the Class I nominees named below, unless you indicate on the proxy that your vote should be withheld from any or all of the nominees.
The following are the Class II nominees for election as directors proposed by the current Board, with information including principal occupation and other business affiliations, age, positions and offices held with us, and the year each current director was first elected. For information regarding each nominee’s security ownership, see “Security Ownership of Certain Beneficial Owners and Management.”
Our Board of Directors has nominated the persons named in the following table for re-election as directors:

	Nominee		Director
Name	Class	Age	Since

David Coriat	II	58	2005
Ira S. Epstein	II	75	1990
David Coriat has served as a member of our Board since 2005. Since 1986, Mr. Coriat has served as Executive Vice President, Chief Financial Officer and director of Slaight Communications Holdings Inc. (formerly Standard Broadcasting Corporation Limited), the largest privately-owned multi-media company in Canada, prior to the sale of its broadcasting assets in October 2007, and one of our largest stockholders. Prior to joining Standard Broadcasting, Mr. Coriat enjoyed a successful career with an international accounting firm providing accounting advice to financial institutions, performing special investigations and feasibility studies.
Ira S. Epstein has served as a member of our Board since 1990. Mr. Epstein is an entertainment attorney representing high-profile clients in the television and motion picture industries, as well as related businesses throughout the entertainment industry. Mr. Epstein has been Of Counsel to the international law firm of Greenberg Traurig, LLP since June 2002. From 1993 to June 2002, he was Of Counsel to the Beverly Hills entertainment law firm Weissmann, Wolff, Bergman, Coleman, Silverman & Holmes, LLP. From 1975 to 1993, Mr. Epstein was the managing partner of the entertainment law firm Cooper, Epstein & Hurewitz. He has held officer and director positions in numerous corporations, formerly served as a Member of the Board of Trustees of the San Diego Arts Performance League, currently serves as a member of the Board of Directors of the North Coast Repertory Company, where he served as Vice President prior to serving as President for the past four years, and serves as a member of the San Dieguito Planning Group, the North San Diego zoning and land use advisory group to the San Diego Board of Supervisors. Mr. Epstein obtained his J.D. from University of Nebraska College of Law, and was a Captain in the Judge Advocate General Air Force.
The Board of Directors unanimously recommends a vote FOR the election of these two nominees as Class II directors. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, the persons named on the proxy card will vote the proxies in favor of a substitute nominee. The election of the two nominees proposed by the Board will leave no vacancies on the Board. Each nominee elected as a director will continue in office until his successor has been elected and qualified, or until his or her earlier resignation, retirement or death.
If elected, Messrs. Coriat and Epstein (Class II) will serve for a term of three years. There are no other Class II directors and Messrs. Coriat and Epstein will constitute the entire Class.
At the Fiscal 2006 Annual Meeting of Stockholders, Class III directors, Martin Greenwald and Gary Haber, were elected for an initial term of three years and will be up for election at the Fiscal 2009 Annual Meeting of Stockholders, if nominated by the Board as nominees for election. At the Fiscal 2007 Annual Meeting of Stockholders, Class I directors, M. Trevenen Huxley and Robert J. McCloskey, were elected for a term of three years and will be up for election at the Fiscal 2010 Annual Meeting of Stockholders, if nominated by the Board as nominees for election.

PROPOSAL 2
APPROVAL OF 2008 STOCK AWARDS AND INCENTIVE PLAN
Our 2008 Stock Awards and Incentive Plan has been adopted by our Board of Directors, subject to being approved by our shareholders. A copy of the plan is attached to this Proxy Statement as Appendix A. The persons named in the enclosed proxy intend to vote the proxy for the approval of the 2008 Stock Awards and Incentive Plan, unless you indicate on the proxy that you wish to vote against the plan or abstain.
The purpose of the plan is to attract and retain the services of key management, employees, outside directors and consultants, and to align long-term pay-for-performance incentive compensation with shareholders’ interests. An equity compensation plan aligns employees’ and executives’ interests with those of our shareholders, because an increase in stock price after the date of award results in increased value, thus rewarding employees and executives for improved stock price performance. Stock option grants under the plan may be intended to qualify as incentive stock options under Section 422 of the Tax Code, may be non-qualified stock options governed by Section 83 of the Tax Code, restricted stock units, or other forms of equity compensation. Subject to earlier termination by our Board of Directors, the plan will remain in effect until all awards have been satisfied or terminated under the terms of the plan.
If approved, there will be 1,000,000 shares of common stock authorized for issuance under the plan. Options to purchase approximately 2,124,000 shares of our common stock under our existing stock option plans were outstanding as of March 31, 2008.
We believe that a broad-based incentive compensation plan is a valuable employee incentive and retention tool that benefits all of our shareholders, and that the plan is necessary in order to provide appropriate incentives for achievement of company performance objectives and to continue to attract and retain the most qualified employees, executives, directors and consultants in light of our ongoing growth and expansion. Without sufficient equity incentives available for grant, we may be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent important to the future success of the company. These cash replacement alternatives would then reduce the cash available for operations.
While we believe that employee equity ownership is a significant contributing factor in achieving superior corporate performance, we recognize that increasing the number of available shares under our option plans may lead to an increase in our stock overhang and potential dilution. We believe that our 2008 Stock Awards and Incentive Plan will be integral to our ability to achieve superior performance by attracting, retaining and motivating the employee talent important to attaining long-term improved company performance and shareholder returns.
Shareholder approval of the plan will also constitute approval of the performance goals and the material terms under which awards may be made under the plan for purposes of Internal Revenue Code section 162(m). Shareholder approval is one requirement necessary for us to deduct compensation attributable to the performance-based awards, exercise of stock options and stock appreciation rights up to $1 million.
Stockholders are requested to approve the plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the plan. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
The Board of Directors unanimously recommends a vote FOR the approval of our proposed 2008 Stock Awards and Incentive Plan.
The essential features of the plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the plan, and shareholders are urged to read the full text of the plan which attached as Appendix A to this Proxy Statement.
Overview
The terms of the plan provide for grants of stock options, stock appreciation rights, restricted stock, stock units, phantom stock awards, bonus stock, other stock-related awards and performance awards that may be settled in cash, stock or other property, or a combination thereof.

Shares Available for Awards
If the plan is approved, the total number of shares of our common stock that will be subject to awards under the plan is equal to 1,000,000 shares, plus the number of shares with respect to which awards previously granted under the plan terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. Awards that are granted to replace awards assumed pursuant to the acquisition of a business are not subject to this limit.
Awards and limitations under the plan are subject to adjustment to prevent dilution.
Limitations on Awards
No stock subject to options, stock units, stock appreciation rights or restricted stock awards granted to any one individual during any one year period may exceed the limit of Section 162(m) of the Internal Revenue Code. To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year under all of our plans exceeds $100,000, such options shall be treated as nonqualified stock options.
Eligibility
Our employees, officers, directors and consultants are eligible for awards under the plan. However, incentive stock options may be granted only to our employees.
Plan Administrator
Our Compensation Committee, referred to herein as the administrator, administers the plan, and has delegated authority to make grants under the plan. The Compensation Committee is comprised of members who are “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, and “outside directors” for purposes of Section 162(m), and “independent” as defined by Nasdaq. The board and committee, referred to collectively as the administrator, determine the type, number, terms and conditions of awards granted under the plan. The administrator determines the type, number, terms and conditions of awards granted under the plan, and may designate our Secretary or other employees to assist in the administration of the plan.
Stock Options and Stock Appreciation Rights
The administrator may grant stock options, both incentive stock options, or ISOs, and non-qualified stock options, or NSOs. In addition, the administrator may grant stock appreciation rights, or SARs, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date. SARs may granted in connection with a stock option, in which case the exercise of the SAR will result in the surrender of the right to purchase shares under the option. These may include “limited” SARs exercisable for a period of time after a change in control or other event. The exercise price per share and the grant price are determined by the administrator, but must not be less than the fair market value of a share of our common stock on the grant date. The terms and conditions of options and SARs generally are fixed by the administrator, except that no stock option or SAR may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months, outstanding awards or other property having a fair market value equal to the exercise price.
Restricted Stock and Stock Units
The administrator may grant restricted stock, which is a grant of shares of our common stock that may not be sold or disposed of, and may be forfeited upon any number of factors as determined by the administrator in its sole discretion, including failure to achieve performance goals and if the recipient’s service ends before the restricted period. Restricted stockholders generally have all of the rights of a shareholder.
The administrator may grant stock units, which confers the right to receive a combination of shares of our common stock, cash or a combination thereof, at the end of a specified time period, that may be forfeited if the recipient’s service ends before the restricted period. Prior to settlement, an award of stock units generally carries no rights associated with share ownership.

Performance-based Awards
The right to exercise or receive a grant or settlement of an award may be subject to performance-based goals and subjective individual goals specified by the administrator. In addition, performance-based awards may be granted upon achievement of pre-established performance goals and subjective individual goals during a fiscal year. Performance awards to our principal executive officer, principal financial officer and other executive officers, or covered employees, should qualify as deductible performance based compensation under Internal Revenue Code section 162(m). The administrator will determine the grant amount, terms and conditions for performance awards. Performance-based awards may be made in cash, stock, or a combination thereof as determined by the administrator. No specific type of award is designated as as “performance award” under the plan, however the administrator may make awards using the following criteria.
One or more of the following business criteria will be used by our administrator in establishing performance goals for performance-based awards to executive officers and covered employees: (1) the price of a share of stock, (2) earnings per share, (3) net earnings, (4) earnings of a business unit designated by the administrator, (5) the return on shareholders’ equity, (6) return on assets, (7) net interest margin, (8) efficiency ratio or (9) any other criteria the administrator determines.
The administrator shall establish a performance period during which the performance of the participant shall be measured and shall establish a maximum value at the time the award is granted. Prior to the commencement of each performance period (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the administrator shall establish written performance goals for each award granted to a participant for such performance period.
Phantom Stock Awards
The administrator may grant phantom stock awards, which are rights to receive shares of stock (or cash in an amount equal to the fair market value thereof), or rights to receive an amount equal to any appreciation in the fair market value of stock over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a change of control), as established by the administrator, without payment of any amounts by the holder thereof or satisfaction of any performance criteria or objectives. Payment of a phantom stock award may be made in cash, stock, or a combination thereof as determined by the administrator.
Acceleration of Vesting; Change in Control
In the event of a change of control as defined in the plan, all outstanding awards shall immediately vest and become exercisable or satisfiable, as applicable, and the administrator, in its discretion, may take any other action with respect to outstanding awards that it deems appropriate; provided, however that such action shall not reduce the value of an award. The administrator may, in its discretion, take any other actions with respect to outstanding awards that is deems appropriate with respect to a change of control, which action may vary among the awards granted to individual holders.
Amendment and Termination
Our board of directors in its discretion may terminate the plan at any time with respect to any shares for which awards have not theretofore been granted. The board shall have the right to alter or amend the plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an award, no change in any award theretofore granted may be made which would impair the rights of the holder without the consent of the holder (unless such change is required in order to cause the benefits under the plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code, if applicable, and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the plan:
(a) to increase the maximum number of shares which may be issued on exercise or surrender of an award;
(b) to change the class of employees eligible to receive awards or materially increase the benefits accruing to employees under the plan;
(c) to extend the maximum period during which awards may be granted under the plan;
(d) to modify materially the requirements as to eligibility for participation in the plan;
(e) to decrease any authority granted to the administrator in contravention of Rule 16b-3; or
(f) if such approval is required to comply with Rule 16b-3, if applicable, any rule of any stock exchange or automated quotation system on which stock may then be listed or quoted, or Sections 162(m) or 422 of the Code or any successor provisions, if applicable.

Federal Income Tax Consequences
The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult their tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).
Nonqualified Stock Options
Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.
Incentive Stock Options
The plan provides for the grant of options that qualify as incentive stock options, or ISOs, as defined in Internal Revenue Code section 422. An optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for a required holding period of at least two years from the date the option was granted and at least one year from the date the option was exercised, the difference between the amount realized on disposition and the holder’s tax basis will be long-term capital gain.
If an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the share on the date the ISO was exercised over the exercise price. If the sales proceeds are less than the fair market value, the amount of ordinary income recognized will not exceed the gain realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share, the excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, or AMT, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price generally will be an adjustment included in the optionee’s AMT income. If there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for AMT purposes with respect to that share. If there is a disqualifying disposition in a later year, no income is included in the optionee’s AMT income for that year. The tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for AMT purposes.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements.
Stock Awards
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received, equal to the excess of the fair market value over any amount paid for the stock. If the stock is not vested when received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock over any amount paid for the stock. A recipient may file an election with the Internal Revenue Service within 30 days of receipt of the stock, to recognize ordinary compensation income as of the date the recipient receives the award, equal to the excess of the fair market value over any amount paid for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for the shares plus any ordinary income recognized when the stock is received or becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
The administrator may grant stock appreciation rights, or SARs, separate or stand-alone of any other awards, or in tandem with options.
With respect to stand-alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, it will be taxable as ordinary compensation income when received. If the recipient receives the appreciation in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid for the stock.
With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option.
Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the SAR.
Section 162 Limitations
Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to our chief executive officer and four highest compensated officers, to the extent that compensation exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee may cause this limitation to be exceeded in any particular year.
Certain kinds of compensation, including qualified performance based compensation, are disregarded for purposes of the Section 162(m) deduction limitation. Compensation attributable to some stock awards will qualify as performance-based compensation if granted by a committee of the board of directors comprised solely of “outside directors” only upon the achievement of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders.
A stock option or stock appreciation right may be considered performance based compensation if the plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
A vote “For” the approval of the 2008 Stock Awards and Incentive Plan will constitute a vote for shareholder approval for purposes of Section 162(m).

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Years 2007 and 2008
The following table sets forth compensation paid to our Named Executive Officers for fiscal years 2007 and 2008, which ended on March 31, 2007 and 2008, respectively:

								Change in
								Pension Value
								and Non-
							Non-	Qualified
							Equity	Deferred
				Stock			Incentive	Compensation	All Other	Total
Name &	Fiscal	Salary	Bonus	Awards		Option	Plan	Earnings	Compensation	Compensation
Principal Position	Year	($) (1)	($)	($)		Awards ($)	Bonus ($)	($)	($) (2)	($)

Current Executive Officers

David Borshell, President	2008	$317,984	—	—		—	—	—	$36,234	$354,218
	2007	302,842	—	—		—	—	—	31,679	334,521

Jeff M. Framer,	2008	299,984	—	—		—	—	—	34,414	334,398
Chief Financial Officer	2007	285,699	—	—		—	—	—	31,168	316,867

Former Executive Officers

Martin W. Greenwald,	2008	713,199	—	—		—	—	—	76,151	789,350
President & Chief Executive Officer	2007	679,237	—	—		—	—	—	81,380	760,617

Jeffrey Fink,	2008	72,981	—	—	(3)	—	—	—	348,983	421,964
Chief Marketing Officer	2007	47,596	—	—	(3)	—	—	—	1,923	49,519

(1)	The salary figure for Mr. Greenwald includes a component characterized as an unaccountable personal expense allowance in his employment agreement.

(2)	Fiscal year 2008 includes:
a.	Medical and dental insurance premiums and other payments in excess of those provided to other employees of $32,102 for Mr. Greenwald, $19,053 for each of Mr. Borshell and Mr. Framer, and $3,812 for Mr. Fink.

b.	Term life insurance premium payments of $36,662 for Mr. Greenwald.
c.	Auto allowances paid and other personal auto expenses of $7,389 for Mr. Greenwald, $12,600 for each of Mr. Borshell and Mr. Framer and $2,692 for Mr. Fink.
d.	Our contributions to a 401(k) plan of $4,582 for Mr. Borshell, $2,762 for Mr. Framer and $956 for Mr. Fink.
e.	Accrued vacation of $6,523 for Mr. Fink paid to him upon his June 2007 employment termination.
f.	Settlement payment of $335,000 pursuant to the Settlement Agreement and Release of Claims between the Company and Mr. Fink entered into on March 18, 2008. The agreement provided for a lump sum payment of wages to Mr. Fink of $275,000 and payment of attorneys fees and costs payable on behalf of Mr. Fink in the amount of $60,000, bringing the overall settlement value to $335,000.
Fiscal year 2007 includes:
a.	Medical and dental insurance premiums and other payments in excess of those provided to other employees of $32,135 for Mr. Greenwald, $14,101 for Mr. Borshell and $14,334 for Mr. Framer.

b.	Term life insurance premium payments of $24,752 for Mr. Greenwald.
c.	Auto allowances paid and other personal auto expenses of $7,389 for Mr. Greenwald, $12,600 for each of Mr. Borshell and Mr. Framer and $1,923 for Mr. Fink.
d.	Our contributions to a 401(k) plan of $4,478 for Mr. Borshell and $3,734 for Mr. Framer.

(3)	Mr. Fink received 10,000 Restricted Stock Units (RSUs) vesting over three years when he joined Image, which RSUs were terminated when his employment with us ceased in June 2007. The fair market value of Image’s stock on the date of grant was $3.49. The total value of the RSUs would have been booked quarterly over the three year vesting period. The fiscal year 2007 stock awards value was the portion of value of the RSUs booked to compensation expense. The amount was reversed in fiscal year 2008 when his employment with us ceased and the RSUs were terminated. None of the RSUs vested.

Employment Agreements

We entered into employment agreements with each of the Named Executive Officers. Mr. Fink’s employment was terminated in June 2007. The agreements with Messrs. Greenwald, Borshell and Framer expired on March 31, 2008. Mr. Greenwald retired as President and Chief Executive Officer on March 31, 2008 and has remained Chairman of the Board. New letter agreements were entered into with Messrs. Borshell, Framer, Eiberg and Bromiley as of April 1, 2008, each for a term of one year. The terms are summarized below.

Fiscal 2008 Agreements:

Term. Each of the agreements with Messrs. Greenwald, Borshell and Framer is for three years, with two one-year extensions, beginning April 1, 2004. In October 2005, the Compensation Committee and our Board voted to extend each of these agreements for one year through March 31, 2008. On April 1, 2008, the Board of Directors entered into employment letter agreements with each of the four current executive officers, Messrs. Borshell, Framer, Bromiley and Eiberg. See “Fiscal 2009 Agreements” below. The Agreement with Mr. Fink was for slightly more than 14 months, commencing January 22, 2007, and ending March 31, 2008, with automatic annual renewals unless notice is given by either party by December 31 of any year, or within 60 days after the consummation of a change of control. Mr. Fink’s employment was terminated in June 2007.

Base Salary. Base salaries for the fiscal year ended March 31, 2008, for Messrs. Greenwald, Borshell and Framer were $613,144, $318,275 and $300,259, respectively. Mr. Greenwald had an annual unaccountable personal expense allowance of $100,616. Base salary for Mr. Fink was $22,917 per month, which would have increased to $27,083 per month upon the earlier of August 1, 2007, or 30 days after the consummation of a change of control.

Cash Bonus. The Named Executive Officers are eligible for cash bonuses as incentive short-term compensation, based on our financial performance relative to annually determined performance targets. The cash bonus target for fiscal 2008 was based on a percentage formula relative to 10% of consolidated pretax earnings, adjusted to add back noncash amortization expense of RSUs and warrants. Bonus criteria are subject to change annually at the discretion of the Compensation Committee. The Named Executive Officers did not earn financial performance-based bonuses in fiscal 2008.

Stock-Based Awards. The Named Executive Officers are eligible for stock-based grants as the Board or Compensation Committee determines.

Severance. Severance following death, disability or expiration of the term consists of base salary, expense allowance and insurance continuation for six months, and a pro rata portion of any bonus payable for the longer of six months or that part of the fiscal year occurring prior to expiration.

Termination. If employment is terminated without cause or an officer resigns for good reason, the officer will continue to receive all compensation, rights and benefits under the agreement through the expiration of the term, plus the severance benefits described above. If an officer is terminated due to a change in control, such officer will receive all compensation and benefits under the agreement for the longer of one year or the remaining term, plus the severance benefits described above. If an officer is terminated for cause, no severance, bonus or other compensation is due or payable. In general, all unvested options and RSUs will immediately vest if employment is terminated without cause or the executive resigns for good reason following a change of control.

Fringe Benefits. The Named Executive Officers receive medical, dental, life and short and long-term disability insurance, 401(k) plan participation, vacation and reimbursement for reasonable business expenses. Mr. Greenwald also receives personal life insurance premium payments and reimbursements for medical expenses not covered by medical insurance, an unaccountable personal expense allowance, and use of a company car. Messrs. Borshell, Framer and Fink each receive a monthly car allowance.

Change of Control Provisions. The Named Executive Officers each have change of control provisions in their employment agreements that provide for protection in the event of an early termination following a change of control. In any such case, they would receive all of the compensation, rights and benefits they would normally be entitled to under their respective agreement for the longer of the remainder of the term, or one year following the early termination. In addition, they would receive severance normally payable under such agreement. Each Named Executive Officer has the right to terminate his employment agreement for “good reason” in the event an acquiring company takes certain actions detrimental to him, which would allow him to receive all of the compensation, rights and benefits he would normally be entitled to under his employment agreement for the remainder of the term. Finally, he would also receive any legal fees and expenses incurred in the enforcement of the employment agreement after any change of control.

Potential Payments Upon Termination or Change of Control.

The estimated incremental compensation payable to the Named Executive Officers in the event of the following triggering events, assuming the triggering event occurred on March 31, 2008 (the last business day of fiscal year 2008), is as follows:

Mr. Borshell

•	upon death or permanent disability, would receive approximately $220,644, which includes (i) base salary for six months of $159,138, (ii) pro-rated bonus for six months of zero, (iii) insurance for six months of $12,541, and (iv) accrued vacation of $48,965;

•	for termination by us without cause, or for termination by Mr. Borshell for “good reason,” would receive approximately $574,356, which includes (i) base salary of $318,275, (ii) pro-rated bonus of zero, (iii) fringe benefits of $84,402 (includes insurance, car allowance and accrued vacation) through the remainder of the term, and (iv) severance ((A) base salary for six months of $159,138, (B) pro-rated bonus for six months of zero and (C) insurance for six months of $12,541); and

•	for termination by us without cause following a change of control, would receive approximately $594,356, which includes (i) base salary of $318,275, (ii) pro-rated bonus of zero, (iii) fringe benefits of $84,402 (includes insurance, car allowance and accrued vacation), for the longer of one year following termination or the expiration of the term (with the foregoing calculation assuming expiration of the term, which is one year), (v) severance ((A) base salary for six months of $159,138, (B) pro-rated bonus for six months of zero and (C) insurance for six months of $12,541), and (vi) actual legal fees estimated at $20,000.

Mr. Framer

•	upon death or permanent disability, would receive approximately $208,864, which includes (i) base salary for six months of $150,130, (ii) pro-rated bonus for six months of zero, (iii) insurance for six months of $12,541, and (iv) accrued vacation of $46,194;

•	for termination by us without cause, or for termination by Mr. Framer for “good reason,” would receive approximately $544,563, which includes (i) base salary of $300,259, (ii) pro-rated bonus of zero, (iii) fringe benefits of $81,633 (includes insurance, car allowance and accrued vacation) through the remainder of the term, and (iv) severance ((A) base salary for six months of $150,130, (B) pro-rated bonus for six months of zero and (C) insurance for six months of $12,541); and

•	for termination by us without cause following a change of control, would receive approximately $564,563, which includes (i) base salary of $300,259, (ii) pro-rated bonus of zero, (iii) fringe benefits of $81,633 (includes insurance, car allowance and accrued vacation), for the longer of one year following termination or the expiration of the term (with the foregoing calculation assuming expiration of the term, which is one year), (iv) severance ((A) base salary for six months of $150,130, (B) pro-rated bonus for six months of zero, and (C) insurance for six months of $12,541), and (v) actual legal fees estimated at $20,000.

Mr. Greenwald retired on March 31, 2008. His retirement compensation consists of (i) payment of twelve of months of base salary equivalent to $613,144, payable bi-weekly in accordance with the normal payroll practices of the Company; (ii) continuation of standard executive insurance benefits for medical, dental and life insurance for twelve months of continuing coverage, at an anticipated cost of approximately $9,000; (iii) continuing special executive benefits including additional life and disability insurance and medical expenses for twelve months of continuing coverage at an anticipated cost of approximately $43,000; (iv) non-accountable personal expense allowance for twelve months at an estimated cost of $96,000; and (v) continuing use of his executive car lease for twelve months at an estimated cost of $24,000. The overall value of the retirement compensation is approximately $785,000.

Mr. Fink’s employment with us was terminated in June 2007. On March 18, 2008, the Company entered into a Settlement Agreement and Release of Claims (the “Settlement Agreement”) with Mr. Fink. The Settlement Agreement provided for a lump sum payment of wages to Mr. Fink of $275,000 and payment of attorneys fees and costs payable on behalf of Mr. Fink in the amount of $60,000, bringing the overall settlement value to $335,000.

The foregoing estimations described above (a) do not include bonus amounts or option amounts because we have not satisfied the financial thresholds necessary to pay such bonuses for the fiscal year ended March 31, 2008, and (b) include estimated legal fees of $20,000 that are required to be paid to the Named Executive Officers (except for Mr. Fink) following a change of control. We exercise the discretion as to whether the estimated payments described above are to be paid in lump sum payment amounts or in accordance with our standard payment practices. Benefits generally available to all employees are not included in these estimations. The above calculations are estimates only; the actual amount of compensation can only be determined at the time of a triggering event.

Fiscal 2009 Agreements:

Term. Each of the agreements with Messrs. Borshell, Framer, Bromiley and Eiberg is for one year beginning April 1, 2008.

Base Salary. Base salaries for the fiscal year ending March 31, 2009, for Messrs. Borshell, Framer, Bromiley and Eiberg are $425,000, $350,000, $350,000 and $250,000, respectively.

Other than the amounts of the base salaries listed above, the terms of the Agreements are similar to each other, supersede any previous written or oral employment letters or agreements and include the following general terms and conditions for each officer: (i) an initial employment term of one year; (ii) payment of base salary payable bi-weekly in accordance with the normal payroll practices of the Company; (iii) standard executive insurance benefits for medical, dental, life and disability insurance fully paid by the Company; (iv) car allowance of $12,600 gross, paid bi-weekly; (v) four weeks of vacation per year; (vi) participation in a Company corporate bonus plan to be presented to and approved by the Compensation Committee of the Board of Directors; and (vii) participation in a Company stock-based compensation plan to be presented to and approved by the Compensation Committee of the Board of Directors. The approval of corporate bonus plan and stock-based compensation plan are at the sole discretion of the Compensation Committee of the Board of Directors.

The Agreements provide for standard severance and termination provisions. If the officer is terminated without cause, the officer would be entitled to receive base salary and benefits through the end of the remaining employment term plus six months; if the officer is terminated for cause the obligations of the Company with respect to salary and benefits would immediately terminate.

Grants of Plan-Based Awards for Fiscal Year 2008
There were no stock option grants in fiscal 2008 as part of an incentive bonus plan.
Outstanding Equity Awards at Fiscal Year End 2008
All equity awards reported in the table below were granted under the 1998 Incentive Plan or 2004 Incentive Compensation Plan. The table below generally sets forth the number of outstanding equity awards that have not been earned or vested or that have not been exercised by the Named Executive Officers as of March 31, 2008:

									Equity
									Incentive
									Plan	Equity
			Equity						Awards:	Incentive Plan
			Incentive					Market	No. of	Awards:
			Plan					Value of	Unearned	Market or
			Awards:					Shares or	Shares,	Payout Value
	No. of	No. of	No. of				No. of	Units of	Units or	of Unearned
	Securities	Securities	Securities				Shares or	Stock	Other	Shares, Units
	Underlying	Underlying	Underlying				Units of	That	Rights	or Other
	Unexercised	Unexercised	Unexercised	Option			Stock That	Have Not	That Have	Rights That
	Options (#	Options (#	Unearned	Exercise	Option		Have Not	Vested	Not	Have Not
Name	Exercisable)	Unexercisable)	Options (#)	Price ($)	Expiration Date		Vested (#)	($)	Vested (#)	Vested ($)

Current Executive Officers

David Borshell	108,000	—	—	$3.80	9/21/2014	(4)	—	—	—	—
	60,000			5.00	9/21/2014	(4)
	52,250			1.75	10/1/2011	(2)
	42,000			1.78	3/5/2013	(3)
	40,000			3.75	7/2/2010	(1)
	35,000			3.39	1/4/2016	(5)

Jeff M. Framer	84,000	—	—	$3.80	9/21/2014	(4)	—	—	—	—
	40,000			5.00	9/21/2014	(4)
	42,250			1.75	10/1/2011	(2)
	32,000			1.78	3/5/2013	(3)
	40,000			3.75	7/2/2010	(1)
	35,000			3.39	1/4/2016	(5)

Former Executive Officers

Martin W. Greenwald	120,000	—	—	$3.80	9/21/2014	(4)	—	—	—	—
	80,000			5.00	9/21/2014	(4)
	72,500			1.75	10/1/2011	(2)
	62,000			1.78	3/5/2013	(3)
	120,000			3.75	7/2/2010	(1)
	45,000			3.39	1/4/2016	(5)

Jeffrey Fink	—	—	—	—	—		—	—	—	—

(1)	Stock Options granted on July 3, 2000 that were fully vested on July 3, 2003 (one-seventh of the grant vested every six months beginning on July 3, 2000).

(2)	Stock Options granted on October 1, 2001 that were fully vested on October 1, 2004 (one-twelfth of the grant vested every three months beginning on January 2, 2002).

(3)	Stock Options granted on March 6, 2003 that were fully vested on March 6, 2006 (one-twelfth of the grant vested every three months beginning on June 6, 2003).

(4)	Stock Options granted on September 22, 2004 (one-twentieth of the grant vested every three months beginning on December 22, 2004). Vesting was accelerated on March 29, 2006 for all unvested options. All options are vested and exercisable, but are subject to a lock-up period equal to the original vesting schedule. The lock-up period will expire on September 22, 2009, the date the options would have fully vested.

(5)	Stock Options granted on January 5, 2006 (one-twentieth of the grant vested every three months beginning on April 5, 2006). Vesting was accelerated on March 29, 2006 for all unvested options. All options are vested and exercisable, but are subject to a lock-up period equal to the original vesting schedule. The lock-up period will expire on January 5, 2011, the date the options would have fully vested.
Option Exercises and Stock Vested in Fiscal Year 2008 (1)
There were no exercises of stock options or SARS or vesting of stock awards by the Named Executive Officers during fiscal year 2008.
Director Compensation for Fiscal Year 2008
The following table sets forth information regarding the compensation of our non-employee directors in fiscal year 2008:

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	Awards ($)(2)	Awards ($)(3)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
David Coriat	$10,500	—	—	—	$6,266	—	$16,766

Ira S. Epstein	$11,500	$6,266	—	—	—	—	$17,766

Gary Haber (4)	$20,000	$6,266	—	—	—	—	$26,266

M. Trevenen Huxley	$8,000	$6,266	—	—	—	—	$14,266

Robert J. McCloskey	$8,500	$6,266	—	—	—	—	$14,766

(1)	Cash compensation for Board and committee meeting attendance and service as a committee chairman.

(2)	The amount shown in this column represents the compensation expense for the fiscal year ended March 31, 2008 of the restricted stock units awarded on October 24, 2006 over their one-year vesting period. There were no stock awards outstanding for any of the non-employee directors listed above.

(3)	This column would represent the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R) utilizing the assumptions discussed in our consolidated financial statements in our Annual Report on Form 10-K. There were no option awards granted in the fiscal year ended March 31, 2008. As of March 31, 2008, the aggregate number of option awards outstanding for each of our non-employee directors were: Mr. Coriat, 5,000 shares; Mr.
Epstein, 55,000 shares; Mr. Haber, 25,000 shares; Mr. Huxley, 25,000 shares; and Mr. McCloskey, 30,000 shares.

(4)	Audit Committee Chairman fee of $10,000, paid quarterly, and total meeting fees of $10,000.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program. The Compensation Committee is responsible for establishing, implementing, and monitoring management’s adherence to our compensation program. The Compensation Committee oversees the compensation that is paid to our executive officers to ensure that their compensation is fair, reasonable and competitive. In the event of newly created positions or specific retention concerns, industry market research for salary and benefits would be used to ensure fair compensation consistency. In accordance with the rules of the Securities Exchange Commission, the executive officers referenced in this report include the principal executive officer, principal financial officer, and the three other most highly compensated executive officers whose total compensation exceeded $100,000; however Image has only two additional executive officers in addition to the principal executive officer and principal financial officer (considered the “Named Executive Officers”).
Compensation Program Objectives. Our goal is to maximize stockholder value over the long term by implementing programs designed to enable us to attract, retain and motivate the best possible key employees to operate and manage the Company at all levels. We offer a contributory 401(k) plan and provide health, life and disability insurance to full-time employees.
The compensation packages contain the following components for each of the Named Executive Officers:
•	base salary,
•	long-term incentive compensation in the form of stock-based awards, including options and restricted stock unit awards, and
•	short-term incentive compensation in the form of annual cash bonuses based on our financial performance.
Base Salary. A Named Executive Officer’s base salary is determined by an assessment of his sustained performance against individual job responsibilities, including, where appropriate, the impact of his performance on our business results, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement. In general, employment agreements with our Named Executive Officers provide that base salary will increase five percent annually. In fiscal 2008, other than the annual five percent raise, no other increases in base salary were made.
Bonuses. The criteria for calculating performance-based bonuses for our Named Executive Officers are set annually by the Compensation Committee. Annual bonuses, if any, are equal to 10% of consolidated pretax earnings adjusted to add back noncash amortization expense of restricted stock units and warrants, thereby establishing a direct link between incentive bonuses and our financial performance. An individual Named Executive Officer’s annual cash bonus is a percentage of the bonus pool determined by such person’s job level. Actual cash bonuses are determined by applying a formula based on our achievement of consolidated pretax earnings, as adjusted, to each executive officer’s job level. Our principal executive officer has generally received a higher percentage than the other Named Executive Officers, and the Named Executive Officers have generally received a higher percentage of the pool than other members of management. Specific bonus amounts proposed for each officer are prepared by our executive management team and are presented by our principal executive officer to the Compensation Committee for their approval. Our Named Executive Officers did not earn financial performance-based bonuses in fiscal 2008 as described in the Summary Compensation Table.
The specific performance criteria and targets used to determine the bonuses and restricted stock unit accelerated vesting are subject to change annually at the Compensation Committee’s discretion to adjust for changes in our business, competitive conditions, changes in our capitalization, performance and needs. Our Named Executive Officers are eligible for cash bonuses as incentive short-term compensation, based on our financial performance relative to annually determined performance targets. The cash bonus target for fiscal 2008 was based on a percentage formula relative to 10% of consolidated pretax earnings, adjusted to add back noncash amortization expense of restricted stock units and warrants. Bonus criteria are subject to change annually at the discretion of the Compensation Committee. Our Named Executive Officers did not earn financial performance-based bonuses in fiscal 2008.
Option Grants. The Compensation Committee views any option grant portion of the Named Executive Officer compensation packages as a special form of long-term incentive compensation to be awarded on a limited and non-regular basis. The objective of these awards is to advance the longer-term interests of both us and our stockholders, and to complement incentives tied to annual performance. These awards provide rewards to Named Executive Officers based upon the creation of incremental stockholder value and the attainment of long-term financial goals. Stock options produce value to our Named Executive Officers only if the price of our stock appreciates, thereby directly linking the interests of our Named Executive Officers with those of our stockholders.

When granted, stock options are priced at or above the fair market value of our common stock on the date of grant. Awards of stock options are determined based on the Compensation Committee’s subjective determination of the amount of awards necessary, as a supplement to a Named Executive Officer’s base salary and performance-based bonus, to retain and motivate said Named Executive Officer. In fiscal 2008, there were no options granted to our Named Executive Officers by the Compensation Committee.
Restricted Stock Unit Grants. The Compensation Committee has the ability to authorize grants of restricted stock units (“RSUs”) to our Named Executive Officers. In January 2007, we granted 10,000 RSUs to Jeffrey Fink, our then-Chief Marketing Officer, as an incentive to join us. The RSUs were to vest over three years (3,300 shares on January 22, 2008, 3,300 shares on January 22, 2009, and 3,400 shares on January 22, 2010). However, Mr. Fink was terminated in June 2007 and as a result the RSUs were forfeited prior to vesting.
Retirement, Perquisites and Other Benefits. Our Named Executive Officers receive medical, dental, life and short and long-term disability insurance, 401(k) plan participation, vacation and reimbursement for reasonable business expenses. Mr. Greenwald also receives personal life insurance premium payments and reimbursements for medical expenses not covered by medical insurance, an unaccountable personal expense allowance, and use of a company car. Messrs. Borshell, Framer and Fink each received a monthly car allowance for fiscal year 2008. Messrs. Borshell, Framer, Bromiley and Eiberg each receive a monthly car allowance for fiscal year 2009.
Compensation of Chief Executive Officer. The compensation of our Chief Executive Officer results from his participation in the same compensation programs as our other Named Executive Officers. The Compensation Committee applied the principles outlined above in establishing Mr. Greenwald’s compensation, in the same manner as they were applied to our other Named Executive Officers.
Section 162(m) Policy. To the extent reasonably practicable and within the Compensation Committee’s control, the Compensation Committee prefers to limit compensation in ordinary circumstances to that which is deductible by us under Section 162(m) of the Internal Revenue Code. During fiscal year 2008, all compensation paid to our Named Executive Officers was within the Section 162(m) limit. Any existing grants of RSUs, however, are not considered performance-based for these purposes and are included as compensation for these purposes only when they vest. Accordingly, to the extent that the value of shares vesting in any future year under RSU awards, when combined with salary, allowances and other non-exempt compensation, exceeds $1,000,000, the excess would not be deductible. The Compensation Committee does not expect non-exempt compensation to exceed the applicable limit for fiscal year 2009.
Compensation of Non-Employee Directors. Non-employee directors are each compensated for meeting attendance at the rate of $2,000 for each meeting of the Board or a committee of the Board where in-person attendance is expected, and $500 for each Board or committee meeting where telephonic attendance is expected. In addition, non-employee directors are reimbursed for reasonable travel expenses to attend Board or committee meetings. As of March 28, 2008, the Board increased the fees paid to non-employee directors to $40,000 annually (paid quarterly), $2,000 for each meeting of the Board or a committee of the Board where in-person attendance is expected, and $1,000 for each Board or committee meeting where telephonic attendance is expected. For the current fiscal year, we estimate we will have four in-person meetings and between ten and fifteen telephonic meetings each year, resulting in approximately $58,000 to $63,000 in compensation per non-employee director, including the annual fee. For fiscal 2008, we compensated our Audit Committee Chairman $2,500 per quarter. The new annual fee has replaced this fee for the current fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)
Our Compensation Committee is composed entirely of independent directors. The Compensation Committee reviews with the full Board all aspects of the compensation packages for each of our executive officers. The Compensation Committee, and from time to time the full Board, approves compensation packages and any amendments thereto. Executive officers who are also directors do not participate in deliberations or decisions involving their own compensation. The Compensation Committee administers our 1998 Incentive Plan, 2004 Incentive Compensation Plan and other employee benefit plans. This report addresses the Compensation Committee’s objectives and its actions and decisions with respect to compensation for the 2008 fiscal year. The Compensation Committee determines the compensation of the Chief Executive Officer and other executive officers of the Company.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which precedes this report (see “Compensation Discussion and Analysis” above). Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in this Proxy Statement for the fiscal year ended March 31, 2008.

COMPENSATION COMMITTEE
Robert J. McCloskey, Chairman
Ira S. Epstein

(1)	The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of the Acts.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company is seeking stockholder ratification of the selection by the Audit Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.
Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required under the laws of the State of Delaware, by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to continue to retain BDO Seidman, LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
BDO Seidman, LLP, Los Angeles, California, which was appointed our independent registered public accounting firm in October 2004, has audited our financial statements for the fiscal years ended March 31, 2005, 2006, 2007 and 2008 and is currently serving as the Company’s independent registered public accounting firm. The Audit Committee approved this appointment.
A representative of BDO Seidman LLP is expected to be present at the annual meeting, to have an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.
The Board of Directors unanimously recommends a vote FOR the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.
Principal Accountant Fees and Services
Independent Registered Public Accounting Firm. BDO Seidman, LLP has been our independent registered public accounting firm since October 2004. There were no disagreements between us and BDO Seidman, LLP in the preparation of this report.
Principal Accountant Fees and Services. The following table summarizes the aggregate fees for professional services provided by BDO Seidman LLP related to the fiscal years ended March 31, 2008 and 2007:

	2008	2007
Audit Fees	$362,803	$323,372
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	7,925	—

Total Fees	$370,728	$323,372

Audit Fees. Consisted of fees billed for professional services rendered for: (i) the audit of our consolidated financial statements; (ii) the review of interim consolidated financial statements for our quarterly filings; and (iii) any services that are normally provided by our principal accountant in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. There were no audit-related fees during the fiscal year ended March 31, 2008.
Tax Fees. BDO Seidman, LLP does not perform professional services for tax compliance, tax advice or tax planning for us.
All Other Fees. Consisted of fees for professional services related to the terminated merger transaction.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Our Audit Committee’s policy is to pre-approve the audit and non-audit services provided by the independent registered public accounting firm, in order to assure that the provision of such services does not impair the auditor’s independence. Our Audit Committee believes that the combination of general pre-approval of certain types of services and specific pre-approval of other services will result in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In determining whether to grant general or specific pre-approval, our Audit Committee will consider whether such services are consistent with the applicable rules and regulations on auditor independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. With respect to each proposed pre-approved service, the independent registered public accounting firm is required to provide to the Audit Committee detailed back-up documentation regarding the specific services to be provided.
All of the fees paid to BDO Seidman, LLP in fiscal 2008 and 2007 were pre-approved by the Audit Committee. Our Audit Committee has considered whether the provision of services other than those described above under the heading of “Audit Fees” are compatible with maintaining the independence of BDO Seidman, LLP.

AUDIT COMMITTEE REPORT (1)
Our Audit Committee is comprised of three independent directors and operates under a written charter approved by the Board of Directors. The charter was reviewed and approved with no changes made, at a Board meeting in March 2008. Our management is responsible for the internal accounting controls and the financial reporting process, and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and performing timely reviews of the quarterly financial statements in accordance with SAS No. 100. The Audit Committee’s primary responsibility is to monitor and oversee these processes, and the systems of internal controls that management and the Board have established. The Board has determined that each of the members of the audit committee is an “independent director” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of NASDAQ.
In connection with these responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the fair and complete presentation of our annual and quarterly financial results for the fiscal year ended March 31, 2008. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61, Communication with Audit Committees.
The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm that firm’s independence from us and our management. In addition, the Audit Committee has considered whether non-audit services by the independent registered public accounting firm are compatible with the independence requirements of Board Standard No. 1. The Audit Committee has concluded that the independent registered public accounting firm is independent from us and our management.
The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the evaluations of our internal controls, and the overall quality of our financial reporting.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission on June 30, 2008. The Audit Committee and the Board also have approved and recommended the selection of our independent registered public accounting firm for the fiscal year ending March 31, 2009.

AUDIT COMMITTEE
Gary Haber, Chairman David Coriat Ira S. Epstein

(1)	The foregoing report of the Audit Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

NOMINATIONS AND GOVERNANCE COMMITTEE REPORT
The Nominations and Governance Committee is comprised of two independent directors and operates under a written charter approved by the Board of Directors. The charter was reviewed and approved, with no changes made, at a Board meeting in March 2008. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more of the members of our Board to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board.
The Nominating and Governance Committee considers director candidates that are incumbents, candidates suggested by members of the Board, as well as suggestions from management and stockholders.  Although it has not previously done so, the Committee may also retain a third-party executive search firm to identify candidates. The Committee received an unsolicited resume for a Board candidate and reviewed and discussed it at a meeting of the Committee. The Committee determined to not recommend this potential candidate for election to the Board at this time. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviewing the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.  The Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals.

NOMINATIONS AND GOVERNANCE COMMITTEE
David Coriat, Chairman
Robert J. McCloskey

STOCK PERFORMANCE GRAPH
The graph below compares our cumulative total return, the NASDAQ Composite Index and our selected peer group for the five-year period ended March 31, 2008. The peer group consists of Handleman Company, Trans World Entertainment Corporation, Navarre Corporation, Lions Gate Entertainment Corp. and Genius Products, Inc. The graph assumes an initial investment in us of $100 on March 31, 2003, in the NASDAQ U.S. Market Index, and in the peer group. The graph also assumes reinvestment of dividends, if any. The stockholder return shown on the graph below should not be considered indicative of future stockholder returns, and we will not make or endorse any predictions of future stockholder returns.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG IMAGE ENTERTAINMENT, INC., THE NASDAQ COMPOSITE INDEX,
AND OUR PEER GROUP
*    $100 invested on 3/31/03 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

	3/03	3/04	3/05	3/06	3/07	3/08

Image Entertainment, Inc.	100.00	139.83	231.78	156.78	177.54	71.19
NASDAQ Composite	100.00	151.41	152.88	181.51	190.24	177.63
Peer Group	100.00	238.58	318.22	221.99	240.74	167.28

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
To be considered for inclusion in our proxy solicitation materials for the Fiscal 2009 Annual Meeting of Stockholders, a stockholder proposal under SEC Rule 14a-8 must be received by our Corporate Secretary at our principal executive offices no later than thirty days prior to the date the Company intends to mail its proxy materials for the Fiscal 2009 Annual Meeting.
A stockholder may wish to have a proposal (other than a proposal in respect of a nominee for election to the Board) presented at the Fiscal 2009 Annual Meeting of Stockholders but not to have the proposal included in our proxy statement for the meeting. If notice of the proposal is not received by us by the date which is no later than thirty days prior to the date the Company intends to mail its proxy materials for the Fiscal 2009 Annual Meeting, then the proposal will be deemed untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934, and we will have the right to exercise discretionary voting authority with respect to the proposal.
Under Article 2, Section 2.10 of our Bylaws, nominations for election of members of the Board may be made by the Board or any stockholder of any outstanding class of our voting stock entitled to vote for the election of directors. Notice of intention to make any nominations, other than the Board of Directors, must be made in writing and be received at our principal offices not less than 90 days and no more than 120 days prior to the mailing date of the proxy materials for the prior year’s annual meeting of stockholders called for the election of directors, and if such meeting was not timely held, a reasonable time prior to the mailing of proxies for the annual meeting in which the proposal is to be included in accordance with SEC Rule 14a-4(c). The notice must contain the following information about each nominee, together with such other information as the Board of Directors may require:
•	name, age, business and residential address,
•	principal occupation,
•	number of shares of our voting stock owned by the nominee, and
•	any other information that would be required by SEC Rule 14a with respect to the election of directors.
The notice must also contain the name and residence address of the notifying stockholder, and the number of shares of our voting stock owned by the notifying stockholder. Nominations not made in accordance with these procedures will be disregarded by the chairman of the meeting, and the inspectors of election will then disregard all votes cast for the nominees.
ANNUAL REPORT TO STOCKHOLDERS/FORM 10-K
Our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2008 accompanies this Proxy Statement but does not constitute proxy soliciting material. Copies are available upon request. Please direct requests to:
MICHAEL B. BAYER, ESQ.
Corporate Secretary
Image Entertainment, Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, CA 91311
VOTING ELECTRONICALLY VIA THE INTERNET OR TELEPHONE
In addition to voting your shares via the enclosed proxy card, you may also vote your shares via the Internet or Telephone, as follows:
•	By Internet — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	By Telephone — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

OTHER BUSINESS
The Proxyholders will have discretionary authority to vote on such business (other than Proposal 1, Proposal 2 and Proposal 3) as may properly come before the annual meeting of stockholders (the Board does not know of any such business as of this date), and all matters incident to the conduct of the meeting.
By Order of the Board of Directors,
IMAGE ENTERTAINMENT, INC.
MICHAEL B. BAYER, ESQ.
Corporate Secretary
Chatsworth, California
August 22, 2008
Whether or not you expect to attend the meeting, we urge you to promptly complete, date and sign the enclosed proxy and return it in the envelope provided. Thank You.

Appendix A
IMAGE ENTERTAINMENT, INC.
2008 STOCK AWARDS AND INCENTIVE PLAN
I. PURPOSE
The purpose of the IMAGE ENTERTAINMENT, INC. 2008 STOCK AWARDS AND INCENTIVE PLAN (the “Plan”) is to provide a means through which Image Entertainment, Inc., a Delaware corporation (the “Company”), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those employees, directors and consultants, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company’s and its Affiliates’ employ. A further purpose of the Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, director or consultant as provided herein.
II. DEFINITIONS
The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
(a) “Affiliate” means any Parent Corporation and any Subsidiary Corporation.
(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award, Stock Appreciation Right or Stock Unit.
(c) “Board” means the Board of Directors of the Company.
(d) “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and would not otherwise comply with Code Section 409A, a “Change of Control” shall occur only to the extent that the definition of “Change of Control” set forth above may be interpreted to be consistent with Code Section 409A and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(e) “Change of Control Value” shall mean with respect to a Change of Control (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.
(g) “Committee” means the Compensation Committee of the Board which shall be constituted entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3), each of whom shall be an “outside director,” within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder. The Committee shall be appointed by and serve at the pleasure of the Board.
(h) “Company” means Image Entertainment, Inc.
(i) A “consultant” means an individual (other than a director) who performs services for the Employer as an independent contractor.
(j) A “covered employee” means an individual described in Code Section 162(m)(3).
(k) A “director” means an individual who is serving on the Board or on the board of directors of an Affiliate on the date the Plan is adopted by the Board or who is elected to the Board or the board of directors of an Affiliate after such date.
(l) An “employee” means any person (including an officer or a director) in an employment relationship with the Company or any Affiliate.
(m) “Employer” means the Company or an Affiliate.

(n) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, consistent with Treasury regulations and other formal Internal Revenue Service guidance under Code Section 409A, with the intent that Options and Stock Appreciation Rights granted under this Plan shall not constitute deferred compensation subject to Code Section 409A.
(o) “Holder” means an individual who has been granted an Award.
(p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422(b) of the Code.
(q) “1934 Act” means the Securities Exchange Act of 1934, as amended.
(r) “Nonqualified Stock Option” means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.
(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.
(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.
(u) “Parent Corporation” means a “parent corporation” of the Company within the meaning of Code Section 424(e).
(v) “Performance Award” means an Award granted under Paragraph X of the Plan.
(w) “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.
(x) “Phantom Stock Award” means an Award granted under Paragraph XI of the Plan.
(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.
(z) “Plan” means the Image Entertainment, Inc. 2008 Stock Awards and Incentive Plan, as amended from time to time.
(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.
(cc) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.
(dd) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.
(ee) “Stock” means the common stock, $0.0001 par value of the Company.
(ff) “Stock Appreciation Right” means an Award granted under Paragraph VIII of the Plan.
(gg) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.
(hh) “Stock Unit” means a right, granted to a Holder under Paragraph XII hereof, to receive Stock, cash or a combination thereof at the end of a specified period of time.
(ii) “Stock Unit Agreement” means a written agreement between the Company and a Holder with respect to a Stock Unit Award.
(jj) “Subsidiary Corporation” means a “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
III. EFFECTIVE DATE AND DURATION OF THE PLAN
This Plan shall be effective on July 30, 2008 which is the date of its adoption by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders within twelve months after the Effective Date. If the Plan is not so approved by the Company’s shareholders, (a) the Plan shall not be effective, and (b) any grants of Awards under the Plan shall immediately expire and be of no force and effect. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION
(a) Committee. The Plan shall be administered by the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute Award agreements or other documents on behalf of the Committee and the Company.
(b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, directors or consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option, Stock Unit or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Employer’s success and such other factors as the Committee in its discretion shall deem relevant. The Committee, in its sole discretion, and subject to Code Section 409A and other applicable laws, may waive compliance with any provision of any Award, or any related agreement, may extend the date through which any Award is exercisable, and/or may accelerate the earliest date on which such Award becomes exercisable, vested, free from restrictions or payable, provided in each case such action does not adversely affect the rights of the Holder.
(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.
(d) Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.
V. STOCK SUBJECT TO THE PLAN
(a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XIII, the maximum aggregate number of shares of Stock that may be issued under the Plan is 1,000,000, any or all of which may be issued through Incentive Stock Options. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award (other than an Award of Restricted Stock) lapses or is canceled or the rights of its Holder terminate or the Award is settled in cash, any Stock subject to such Award shall again be available for grant under an Award. Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an Award under the Plan. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan.

Notwithstanding any provision in the Plan to the contrary, no shares of Stock may be subject to Options granted under the Plan to any one individual during any one year period, no shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any one year period, and no shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any one year period that would exceed the limit of Section 162(m) of the Code. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Section XIII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights or Restricted Stock Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to “covered employees” to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards that are forfeited.
(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.
VI. ELIGIBILITY
The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all employees, directors and consultants of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all employees of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. A recipient of an Award must be an employee, director or consultant at the time the Award is granted. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS
(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.
(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
(c) Special Limitations on Incentive Stock Options. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any Holder during any calendar year under all plans of the Company and its Parent Corporation or Subsidiary Corporations exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.
(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) subject to the approval by the Committee, certificates representing “mature shares” of Stock theretofore owned by the Holder duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. For purposes of this Plan, “mature shares” means shares of Stock for which the Holder has good title, free and clear of all liens and encumbrances, transferability restrictions or risk of forfeiture, and which the Holder has held for at least six months. Each Option shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e) Exercise Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall never be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Paragraph XIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.
(f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.
(g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary Corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary Corporation.
(h) All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the shareholders of the Company prior to the first anniversary date of the Board meeting held to approve this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the State of Delaware.
VIII. STOCK APPRECIATION RIGHTS
(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XIII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

(b) Other Terms and Conditions. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.
(c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall never be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)) and (ii) shall be subject to adjustment as provided in Paragraph XIII.
(d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.
(e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.
IX. RESTRICTED STOCK AWARDS
(a) Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon either A) (i) the attainment of one or more performance goals established by the Committee that are based on (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s net earnings, (4) the earnings of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company, (6) the Company’s return on assets, (7) the Company’s net interest margin, or (8) the Company’s efficiency ratio, (ii) the Holder’s continued employment with the Employer for a specified period of time, or (iii) a combination of the factors listed in clauses (i) and (ii) of this sentence; or B) any other criteria the Committee determines. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XIII.

(b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to the extent any such dividends are declared by the Company, to vote Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Unless otherwise provided in a Restricted Stock Agreement, dividends payable with respect to a Restricted Stock Award will be paid to a Holder in cash on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to a Restricted Stock Award shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (a) above.
At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, subject to any provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) requiring or prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.
(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
(d) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

(e) Certification. With respect to a Restricted Stock Award granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Award, or the payment of dividends with respect to such Restricted Stock Award, is conditioned in whole or in part on the attainment of performance goals, the Committee shall certify in writing whether such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.
X. PERFORMANCE AWARDS
(a) Performance Period. The Committee shall establish, with respect to and at the time of grant of each Performance Award, a performance period over which the performance of the Holder shall be measured.
(b) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.
(c) Performance Measures. Prior to or upon the commencement of each performance period (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the Committee shall establish written performance goals for each Performance Award granted to a Holder for such performance period. The performance goals shall be based on one or more of the following criteria: A) (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s net earnings, (4) the earnings of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company, (6) the Company’s return on assets, (7) the Company’s net interest margin, or (8) the Company’s efficiency ratio; or B) any other criteria the Committee determines.
At the time of establishing the performance goals, the Committee shall specify (i) the formula to be used in calculating the compensation payable to a Holder if the performance goals are obtained, and (ii) the individual employee or class of employees to which the formula applies. The Committee may also specify a minimum acceptable level of achievement of the relevant performance goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Performance Award deemed to have been earned by the Holder upon attainment of each such level of achievement, which percentage may exceed 100%. The performance goals and amount of each Performance Award need not be the same as those relating to any other Performance Award, whether made at the same or a different time.
Notwithstanding the terms of any Performance Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Performance Award payable to any Holder for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Holder, unsatisfactory performance of the Holder, or the Holder’s service for less than the entire performance period. Notwithstanding the foregoing, the reduction of a Performance Award payable to a Holder may not result in an increase in the amount of a Performance Award payable to another Holder.

(d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.
(e) Certification. Promptly after the date on which the necessary information for a particular performance period becomes available, the Committee shall determine, and certify in writing (with respect to each Holder who is a “covered employee”), the extent to which the Performance Award for such performance period has been earned, through the achievement of the relevant performance goals, by each Holder for such performance period.
(f) Payment. After the Committee has determined and certified in writing (if required with respect to a “covered employee”) the extent to which a Performance Award has been earned, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award will be made in the calendar year immediately following the calendar year in which the performance period ends, and may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.
(g) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.
(h) Agreements. At the time any Award is made under this Paragraph X, the Committee may require the Holder to enter into a Performance Award Agreement with the Company setting forth each of the matters contemplated hereby, and, in addition such matters are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.
XI. PHANTOM STOCK AWARDS
(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.
(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.
(d) Payment. Following the end of the vesting period for a Phantom Stock Award, but in no event later than June 15 of the calendar year immediately following the calendar year in which the vesting period ends, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.
(e) Termination of Employment. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable vesting period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.
(f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.
XII. STOCK UNITS
(a)  Stock Units.  The Committee is authorized to grant Stock Units to Holders, comprised of rights to receive Stock, cash, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(b) Award and Restrictions.  Satisfaction and entitlement of an Award of Stock Units on the part of a Holder shall occur upon expiration of the time period specified for such Stock Units by the Committee (or, if permitted by the Committee, as elected by the Holder).  In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.  Prior to satisfaction and entitlement in favor of a Holder of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership.

(c) Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Holder’s continuous employment during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Stock Units), the Holder’s Stock Units (other than those Stock Units subject to deferral at the election of the Holder) shall be forfeited and no satisfaction or entitlement shall accrue; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Stock Units.

XIII. RECAPITALIZATION OR REORGANIZATION
(a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.
(b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.
(c) In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XIII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.
(e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required shareholder action.
(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIV. AMENDMENT AND TERMINATION OF THE PLAN
The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code, if applicable, and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:
(a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XIII;
(b) to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;
(c) to extend the maximum period during which Awards may be granted under the Plan;
(d) to modify materially the requirements as to eligibility for participation in the Plan;
(e) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; or
(f) if such approval is required to comply with Rule 16b-3, if applicable, any rule of any stock exchange or automated quotation system on which Stock may then be listed or quoted, or Sections 162(m) or 422 of the Code or any successor provisions, if applicable.
XV. MISCELLANEOUS
(a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.
(b) Employees’ Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.
(c) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee’s employment at any time.

(d) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1933, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
(e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.
(f) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.
(g) Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to his estate.
(h) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.
(i) Section 162(m). If the Company is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards may, if intended, constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(j) Code Section 409A. It is intended that any grant of an Award to which section 409A of the Code is applicable shall satisfy all of the requirements of such Code section and the applicable regulations issued thereunder to the extent necessary.
(k) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(l) Governing Law. This Plan shall be construed in accordance with the laws of the State of California.

IMAGE ENTERTAINMENT, INC. ATTN: INVESTOR RELATIONS 20525 NORDHOFF STREET, SUITE 200 CHATSWORTH, CA 91311-6100	VOTE BY INTERNET — www.proxyvote.com
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Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Image Entertainment, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	IMGEN1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

IMAGE ENTERTAINMENT, INC.

1.	Election of Class II Directors (Proposal 1). 01) DAVID CORIAT 02) IRA S. EPSTEIN	For All ☐ ☐	Withhold For All ☐ ☐	For All Except ☐ ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee’s on the line below.

2.	Approval of the 2008 Stock Awards and Incentive Plan (Proposal 2).	For ☐	Against ☐	Abstain ☐

3.	Ratification of the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending March 31, 2009 (Proposal 3).	☐	☐	☐

4.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any matters incident to the conduct of the Meeting.

Please date this Proxy and sign exactly as your name appears hereon. If shares are jointly held, this Proxy should be signed by each joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full titles. A Proxy executed by a corporation should be signed in its name by its president or other authorized officer. A Proxy executed by a partnership should be signed in its name by an authorized person.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMAGE ENTERTAINMENT, INC.

Proxy Solicited by the Board of Directors for the Fiscal 2008 Annual Meeting of Stockholders

October 17, 2008

The undersigned appoints Martin W. Greenwald and Ira S. Epstein, and each of them, proxies (each with full power of substitution) to represent the undersigned at the Image Entertainment, Inc. Fiscal 2008 Annual Meeting of Stockholders to be held on October 17, 2008, and any adjournments or postponements thereof, and to vote the shares of the Company’s common stock held of record by the undersigned on August 21, 2008 as directed on the reverse side.
The shares represented by this Proxy will be voted as directed on the reverse side. If no direction is indicated, the shares represented by this Proxy will be voted FOR the Class II director nominees named in Proposal 1, FOR the 2008 Stock Awards and Incentive Plan in Proposal 2, FOR the ratification of the selection of auditors in Proposal 3 and will be voted in the discretion of the proxies on such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated August 22, 2008.
PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

PLEASE SIGN ON REVERSE SIDE